SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

TRI-CONTINENTAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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an investment you can live with

April 13, 2007

Dear Valued Stockholder:

The year 2006 was one of significant accomplishments for Tri-Continental Corporation:

•	Market Price Total Return of 22.10% (vs. 15.78% for the S&P 500)
•	Net Asset Value (NAV) Total Return of 17.38% (vs. 15.78% for the S&P 500)
•	Resumed Capital Gain Distributions ($0.12 payable March 27, 2007)
•	Increased Regular Dividend Payments ($0.28 in 2006 vs. $0.16 in 2004)
•	Five-year high Market Price and NAV per share

The positive news for Tri-Continental has continued in 2007. The Q1 2007 dividend was $0.14 compared to $0.07 a year ago, and investment results in Q1 continued to outpace those of the S&P 500 (Market Price increased 2.62% and Net Asset Value increased 1.23% vs. an increase of 0.64% for the S&P 500).

At the 2007 Annual Meeting of Stockholders of Tri-Continental to be held on May 30, 2007, you and other Stockholders will be asked to vote on three recommendations put forth by your Board of Directors. The first is the election of three Directors and the second is the ratification of Deloitte & Touche LLP as auditors. The third is the approval of a new distribution policy (“Distribution Policy”) for your Corporation.

Under the Distribution Policy, if approved by Stockholders, you would receive minimum quarterly distributions of 2.75% of NAV (approximately 11% annually) consisting of distributions of income, net realized capital gains and returns of capital. The Board believes that one of the principal advantages of the Distribution Policy is that it would provide regular, periodic cash distributions to you. These regular cash distributions may also benefit you by making Tri-Continental more attractive to other investors, thereby potentially reducing Tri-Continental’s discount to NAV. Importantly, Tri-Continental’s investment objective remains unchanged, and the Board does not expect any changes in the way the Corporation is managed. Stockholders will continue to be able to fully maintain their investment in Tri-Continental by electing to reinvest all of their distributions in shares of the Corporation.

The Board has considered the possibility of implementing a policy such as the Distribution Policy from time to time over a period of many years. Implementation was not feasible during the last several years due to adverse tax consequences relating to Tri-Continental’s tax-loss carry-forward. The tax-loss carry-forward has since been eliminated, and a capital gain of $0.12 was paid in March 2007. A more detailed discussion of the Distribution Policy and its effects on Stockholders and the Corporation is included in the proxy statement.

In connection with the proposal for the Distribution Policy, a group of Stockholders including Western Investment LLC has agreed that its members would cast their votes at the Meeting in accordance with the Board’s recommendations and that members of the Group would withdraw their nominees for election to the Board and their Stockholder proposal. This agreement will avoid the costs, distractions, and inconvenience to Stockholders of another proxy fight.

We urge you to vote for your Board’s recommendations. Please sign and return the enclosed Proxy Card, or submit your proxy by telephone or Internet as described on the enclosed Proxy Card.

If you have any questions, please contact Georgeson Inc., the Corporation’s proxy solicitors, at 17 State Street, New York, New York 10004, or by telephone at 1-888-219-8293.

Sincerely,

William C. Morris	Brian T. Zino
Chairman	President

100 Park Avenue, New York, New York 10017

New York City Telephone (212) 850-1864

Toll-Free Telephone (800) 221-2450

Notice of Annual Meeting of Stockholders to be held on May 30, 2007

To the Stockholders:

The 77th Annual Meeting of Stockholders (the “Meeting”) of Tri-Continental Corporation, a Maryland corporation (the “Corporation”), will be held at the offices of Venable LLP, 2 Hopkins Plaza, 18th Floor, Baltimore, Maryland 21201, on May 30, 2007, at 9:30 A.M., local time, for the following purposes:

(1)	To elect three Directors each to hold office until the 2010 Annual Meeting of Stockholders and until their successors are elected and qualify;

(2)	To consider a proposal to ratify the selection of Deloitte & Touche LLP as auditors of the Corporation;

(3)	To consider a proposal to implement a distribution policy for the Corporation; and

(4)	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof;

all as more fully set forth in the Proxy Statement accompanying this Notice. You will need proof of record ownership of the Corporation’s stock to enter the Meeting or, if your shares are held in street name, a proxy from the record holder.

The close of business on March 20, 2007 has been fixed as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

Your vote is very important. Whether or not you plan to attend the Meeting, and regardless of the number of shares you own, we urge you to vote by promptly signing, dating and returning the enclosed Proxy Card, or by authorizing your proxy by telephone or the Internet as described in the enclosed Proxy Card. In addition, you may be able to authorize your proxy by telephone through the Corporation’s proxy solicitor. If you hold your shares in a brokerage or bank account (in “street name”), your broker or bank may not vote your shares this year (as it has in past routine annual meetings) unless you complete, sign and return promptly the voting instructions form it will send you. In addition, if you hold your shares in a brokerage or bank account, your broker or bank may allow you to provide your voting instructions by telephone or Internet. Please consult the materials you receive from your broker or bank prior to providing voting instructions by telephone or Internet.

If you have any questions or need additional information, please contact Georgeson Inc., the Corporation’s proxy solicitors, at 17 State Street, New York, New York 10004, or by telephone at 1-888-219-8293.

By order of the Board of Directors,

Secretary

Dated: New York, New York, April 13, 2007

YOUR VOTE IS IMPORTANT

NO MATTER HOW MANY SHARES YOU OWN.

You may authorize your proxy by telephone, the Internet, or by completing, dating and signing the enclosed Proxy Card, and returning it in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States. In order to avoid the additional expense of further solicitation, we ask your cooperation in authorizing your proxy promptly by telephone, the Internet, or by mailing the enclosed Proxy Card promptly.

April 13, 2007

100 Park Avenue, New York, New York 10017

PROXY STATEMENT

Annual Meeting of Stockholders to be held on May 30, 2007

This Proxy Statement is furnished to you in connection with the solicitation of Proxies by the Board of Directors of Tri-Continental Corporation, a Maryland corporation (“Tri-Continental” or the “Corporation”), to be used at the 77th Annual Meeting of Stockholders (the “Meeting”) to be held at the offices of Venable LLP, 2 Hopkins Plaza, Baltimore, Maryland 21202, on May 30, 2007, at 9:30 A.M., local time. It is expected that the Notice of Annual Meeting, Proxy Statement and form of Proxy will first be mailed to Stockholders on or about April 13, 2007.

If you properly authorize your proxy by the Internet or telephonically or by executing and returning the enclosed Proxy Card, and your proxy is not subsequently revoked, your votes will be cast at the Meeting, and any postponement or adjournment thereof. If you give instructions, your votes will be cast in accordance with your instructions. If you return your signed Proxy Card without instructions, your votes will be cast (i) FOR the election of the three Directors named in Proposal 1, (ii) FOR the ratification of the selection of auditors and (iii) FOR the distribution policy. Your votes will be cast in the discretion of the Proxy holders on any other matter that may properly have come before the Meeting and any postponement or adjournment thereof, including, but not limited to, proposing and/or voting on the adjournment or postponement of the Meeting with respect to one or more proposals in the event that sufficient votes in favor of any Board proposal are not received. If you execute, date and submit a proxy card, you may revoke that proxy or change it by written notice to the Corporation (Attention: Secretary), by submitting a subsequently executed and dated proxy card, by authorizing your proxy by telephone or Internet on a later date or by attending the Meeting and casting your vote in person. If you authorize your proxy by telephone or through the Internet, you may revoke it by authorizing a subsequent proxy by telephone or Internet, by completing, signing and returning a proxy card dated as of a date that is later than your last telephone or Internet proxy authorization or by attending the Meeting and casting your vote in person. Attending the Meeting will not automatically revoke your prior proxy.

The close of business on March 20, 2007 has been fixed as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. On that date, the Corporation had outstanding 752,740 shares of $2.50 cumulative preferred stock (the “Preferred Stock”), each share being entitled to two votes, and 102,728,475.974 shares of common stock, par value $0.50 (the “Common Stock”), each share being entitled to one vote. For all matters to be voted upon, an abstention or broker non-vote will not be considered a vote cast. Abstentions and broker non-votes, if any, will be considered present for the purpose of determining the presence of a quorum. For purposes of the vote on the election of each nominee for Director, abstentions and broker non-votes, if any, with respect to a Director will have the same effect as a vote against that director. For purposes of the vote on ratification of the selection of auditors and the implementation of the distribution policy, abstentions and broker non-votes, if any, will have no effect on the result of the vote.

The presence in person or by proxy of Stockholders entitled to cast a majority of all the votes entitled to be cast at the Meeting shall constitute a quorum. In the event that a quorum is not present at the Meeting or, even if a quorum is so present, in the event that sufficient votes in favor of any Board proposal (including the election of each of the Board’s nominees for Director) are not received and tabulated prior to the time the Meeting is called to order, the chairman of the Meeting may adjourn the Meeting, with no notice other than an announcement at the Meeting, if a quorum is not present or, with respect to some or all of the proposals, and further solicitation may be made. If a vote to adjourn the Meeting with respect to one or more of the proposals is called, the votes of Stockholders indicating a vote for, or silent with respect to, a Board proposal in their Proxies will be cast for adjournment or postponement with respect to that proposal and votes of Stockholders indicating a vote against such a proposal will be cast against adjournment or postponement with respect to that proposal.

The Corporation’s manager is J. & W. Seligman & Co. Incorporated (the “Manager”). The Corporation’s stockholder service agent is Seligman Data Corp. (“SDC”). The address of each of these entities is 100 Park Avenue, New York, NY 10017. The Corporation will furnish, without charge, a copy of its most recent annual report and most recent semi-annual report to any Stockholder upon request to SDC at 1-800-221-2450.

If you have elected to receive one Proxy Statement for all accounts maintained by members of your household, the Corporation will deliver promptly upon written or oral request to SDC at the address or telephone number provided in the preceding paragraph, a separate copy of the Proxy Statement for a separate account. If you are currently receiving multiple copies of the Proxy

Statement and wish, in the future, to receive only one copy for all accounts maintained by members of your household, please contact SDC.

A. Election of Directors

(Proposal 1)

The Board of Directors is presently comprised of nine Directors. The Board is divided into three classes, each of which consists of three Directors. Members of each class hold office for a term of three years and until their successors are elected and qualify. The term of one class expires in each year.

At the Meeting this year, three Directors are to be elected. Mr. Frank A. McPherson, Mr. Leroy C. Richie and Mr. John F. Maher, whose current terms will expire at the 2007 Annual Meeting and when their successors are elected and qualify, have been unanimously recommended by the Director Nominating Committee of the Board of Directors of the Corporation for election to the class whose term will expire in 2010 and when their successors are elected and qualify. Messrs. McPherson, Richie and Maher have been nominated by the Board for election by the holders of the Common Stock and Preferred Stock, voting together as a single class.

It is the intention of the persons named in the accompanying form of Proxy to nominate and to cast your votes for the election of Messrs. McPherson, Richie and Maher. Mr. McPherson has been Director of the Corporation since 1995, Mr. Richie has been Director of the Corporation since 2000 and Mr. Maher has been a Director of the Corporation since December 2006. Messrs. McPherson and Richie were last elected by Stockholders at the 2004 Annual Meeting. Mr. Maher was unanimously elected by the Board of Directors following the passing of former Director Dr. Alice Ilchman in August 2006.

Each nominee has agreed to serve if elected. There is no reason to believe that any of the nominees will become unavailable for election as a Director of the Corporation, but if that should occur before the Meeting, votes will be cast for the persons the Director Nominating Committee and the Board of Directors recommend.

Background information regarding Messrs. McPherson, Richie and Maher, as well as the other Directors of the Corporation, follows.

Name (Age) and Position With Corporation*	Term of Office if Elected and Length of Time Served	Principal Occupation(s) During Past 5 Years, Directorships and Other Information	Number of Portfolios in Fund Complex to be Overseen by Nominee
Independent Director Nominees
Frank A. McPherson (74) Director	2007-2010; 1995 to Date	Retired Chairman of the Board and Chief Executive Officer of Kerr-McGee Corporation (diversified energy and chemical company); Director or Trustee of each of the investment companies of the Seligman Group of Funds†; and Director, DCP Midstream GP, LLP (natural gas processing and transporting), Integris Health (owner of various hospitals), Oklahoma Medical Research Foundation, Oklahoma Foundation for Excellence in Education, National Cowboy and Western Heritage Museum, and Oklahoma City Museum of Art. Formerly, Director, ConocoPhillips (integrated international oil corporation), Kimberly-Clark Corporation (consumer products), Oklahoma Chapter of the Nature Conservancy, Boys and Girls Clubs of Oklahoma, Oklahoma City Public Schools Foundation, Oklahoma City Chamber of Commerce and BOK Financial (bank holding company). From 1990 until 1994, Director, the Federal Reserve System’s Kansas City Reserve Bank.	60

Leroy C. Richie (65) Director	2007-2010; 2000 to Date	Counsel, Lewis & Munday, P.C. (law firm); Director or Trustee of each of the investment companies of the Seligman Group of Funds† (with the exception of Seligman Cash Management Fund, Inc.); Director, Vibration Control Technologies, LLC (auto vibration technology); Lead Outside Director, Digital Ally Inc. (digital imaging) and Infinity, Inc. (oil and gas exploration and production); Director and Chairman, Highland Park Michigan Economic Development Corp.; and Chairman, Detroit Public Schools Foundation. Formerly, Chairman and Chief Executive Officer, Q Standards Worldwide, Inc. (library of technical standards); Director, Kerr-McGee Corporation (diversified energy and chemical company); Trustee, New York University Law Center Foundation; and Vice Chairman, Detroit Medical Center and Detroit Economic Growth Corp. From 1990 until 1997, Vice President and General Counsel, Automotive Legal Affairs, Chrysler Corporation.	59

Name (Age) and Position With Corporation*	Term of Office if Elected and Length of Time Served	Principal Occupation(s) During Past 5 Years, Directorships and Other Information	Number of Portfolios in Fund Complex to be Overseen by Nominee

John F. Maher (63) Director	2007-2010; December 2006 to Date	Retired President and Chief Executive Officer, and former Director, Great Western Financial Corporation (bank holding company) and its principal subsidiary, Great Western Bank (a federal savings bank); and Director or Trustee of each of the investment companies of the Seligman Group of Funds† (with the exception of Seligman Cash Management Fund, Inc., Seligman New Technologies Fund, Inc. and Seligman New Technologies Fund II, Inc.). From 1989 to 1999, he was a Director, Baker Hughes (energy products and services).	57

Other Directors

The other Directors of the Corporation who are not standing for election in 2007 are:

Name (Age) and Position With Corporation*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years, Directorships and Other Information	Number of Portfolios in Fund Complex to be Overseen by Director
Independent Directors
John R. Galvin (77) Director	2006-2009; 1995 to Date	Dean Emeritus, Fletcher School of Law and Diplomacy at Tufts University; Director or Trustee of each of the investment companies of the Seligman Group of Funds†; and Chairman Emeritus, American Council on Germany. Formerly, Director, Raytheon Co. (defense and commercial electronics); Governor of the Center for Creative Leadership; and Trustee, Institute for Defense Analyses. From February 1995 until June 1997, Director of USLIFE Corporation (life insurance). From June 1987 to June 1992, he was the Supreme Allied Commander, NATO, and the Commander-in-Chief, United States European Command.	60

Name (Age) and Position With Corporation*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years, Directorships and Other Information	Number of Portfolios in Fund Complex to be Overseen by Director
Betsy S. Michel (64) Director	2005-2008; 1985 to Date	Attorney; Director or Trustee of each of the investment companies of the Seligman Group of Funds†; and Trustee, The Geraldine R. Dodge Foundation (charitable foundation). Formerly, Chairman of the Board of Trustees of St. George’s School (Newport, RI); and Trustee, World Learning, Inc. (international educational training) and Council of New Jersey Grantmakers.	60

Robert L. Shafer (74) Director	2006-2009; 1991 to Date	Ambassador and Permanent Observer of the Sovereign Military Order of Malta to the United Nations; and Director or Trustee of each of the investment companies of the Seligman Group of Funds†. From May 1987 until June 1997, Director, USLIFE Corporation (life insurance) and from December 1973 until January 1996, Vice President, Pfizer Inc. (pharmaceuticals).	60

James N. Whitson (72) Director	2005-2008; 1993 to Date	Retired Executive Vice President and Chief Operating Officer, Sammons Enterprises, Inc. (a diversified holding company); Director or Trustee of each of the investment companies of the Seligman Group of Funds†; and Director, CommScope, Inc. (manufacturer of coaxial cable). Formerly, Director and Consultant, Sammons Enterprises, Inc. and a Director of C-SPAN (cable television networks).	60
Interested Director
William C. Morris** (69) Director and Chairman	2006-2009; 1988 to Date	Chairman and Director, J. & W. Seligman & Co. Incorporated; Chairman of the Board and Director or Trustee of each of the investment companies of the Seligman Group of Funds†; Chairman and Director, Seligman Advisors, Inc., Seligman Services, Inc. and Carbo Ceramics, Inc. (manufacturer of ceramic proppants for oil and gas industry); Director, Seligman Data Corp.; and President and Chief Executive Officer of The Metropolitan Opera Association. Formerly, Director, Kerr-McGee Corporation (diversified energy and chemical company) and Chief Executive Officer of each of the investment companies of the Seligman Group of Funds.	60

Name (Age) and Position With Corporation*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years, Directorships and Other Information	Number of Portfolios in Fund Complex to be Overseen by Director
Brian T. Zino** (54) Director, President and Chief Executive Officer	2005-2008; Dir.:1993 to Date Pres.: 1995 to Date CEO: 2002 to Date	Director and President, J. & W. Seligman & Co. Incorporated; President, Chief Executive Officer and, with the exception of Seligman Cash Management Fund, Inc., Director or Trustee of each of the investment companies of the Seligman Group of Funds†; Director, Seligman Advisors, Inc. and Seligman Services, Inc.; and Chairman, Seligman Data Corp. Formerly, member of the Board of Governors of the Investment Company Institute; and Director (formerly Chairman), ICI Mutual Insurance Company.	59

†	The Seligman Group of Funds currently consists of twenty-three registered investment companies (comprising 60 separate portfolios), including the Corporation.
*	The address for each Director or Nominee is 100 Park Avenue, New York, New York 10017.
**	Messrs. Morris and Zino are considered “interested persons” of the Corporation, as defined in the Investment Company Act of 1940, as amended (“1940 Act”), by virtue of their positions with the Manager and its affiliates.

Beneficial Ownership of Shares of the Corporation and Seligman Group of Funds

As of March 19, 2007, each Director (and Nominee) beneficially owned shares of the Corporation and the investment companies of the Seligman Group of Funds as follows:

Name of Director/Nominee	Dollar Range of Common Shares Owned by Director or Nominee of the Corporation	Aggregate Dollar Range of Shares Owned by Director or Nominee of All Funds Overseen or to be Overseen by Director or Nominee of Seligman Group of Funds

Independent Directors/Nominees
John R. Galvin	$10,001-$50,000	$50,001-$100,000
John F. Maher	Over $100,000	Over $100,000
Frank A. McPherson	Over $100,000	Over $100,000
Betsy S. Michel	$50,001-$100,000	Over $100,000
Leroy C. Richie	Over $100,000	Over $100,000
Robert L. Shafer	$50,001-$100,000	Over $100,000
James N. Whitson	Over $100,000	Over $100,000

Interested Directors/Nominees
William C. Morris	Over $100,000	Over $100,000
Brian T. Zino	Over $100,000	Over $100,000

As of March 19, 2007, all Directors and officers of the Corporation as a group owned beneficially less than 1% of the Corporation’s Common Stock and less than 1% of the Corporation’s Preferred Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

During the year ended December 31, 2006 with respect to the Corporation’s Common Stock, a sale by Frank J. Nasta (Secretary of the Corporation), three purchases on the same day by Mr. Morris, and four purchases on the same day by Mr. Richie were reported after two business days as required.

Security Ownership of Certain Beneficial Owners

The table below sets forth the beneficial ownership as of April 9, 2007, of each person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) known by the Corporation to be the beneficial owner of more than 5% of the outstanding shares of any class of the Corporation’s stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
A group with 10 members led by Western Investment LLC[1]	10,055,541 shares of Common Stock	9.79%

	7,200 shares of Preferred Stock	0.96%

[1]

Information regarding group membership and shareholdings was obtained from the Schedule 13D filed jointly on April 9, 2007 by Western Investment LLC, Western Investment Hedged Partners L.P., Western Investment Activism Partners LLC, Western Investment Total Return Master Fund Ltd., Benchmark Plus Institutional Partners, L.L.C., Benchmark Plus Partners, L.L.C., Benchmark Plus Management, L.L.C., Paradigm Partners, N.W., Inc., Arthur D. Lipson, Scott Franzblau, Robert Ferguson, Michael Dunmire, Paul Derosa and Elyse Nakajima. Percent of class is calculated based on the number of shares of Common Stock and Preferred Stock, respectively, outstanding as of the record date.

Board Committees

The Board of Directors met nine times during the year ended December 31, 2006. The standing committees of the Board include the Board Operations Committee, Audit Committee, and Director Nominating Committee (the “Nominating Committee”). These Committees are comprised solely of Directors who are not “interested persons” of the Corporation as that term is defined in the 1940 Act. The duties of these Committees are described below.

Board Operations Committee. This Committee has authority generally to direct the operations of the Board, including the nomination of members of other Board Committees and the selection of legal counsel for the Corporation. The Committee met seven times during the year ended December 31, 2006. Members of the Committee, Messrs. McPherson (Chairman), Maher, Richie, Shafer and Whitson, General Galvin, and Ms. Michel, are the independent Directors of the Corporation. In his capacity as Chairman of the Board Operations Committee, Mr. McPherson performs duties similar to those of a “lead independent director,” as he chairs meetings of the independent Directors, and acts as a point of contact between the independent Directors and the Manager between board meetings in respect of general matters.

Audit Committee. This Committee recommends an independent registered public accounting firm for selection as auditors by the Board annually. In addition, this Committee assists the Board in its oversight of the Corporation’s financial reporting process and operates pursuant to a written charter most recently amended on March 17, 2005, a copy of which is available at the Corporation’s website, www.tricontinental.com. The Committee met three times during the year ended December 31, 2006. Members of this Committee are Messrs. Whitson (Chairman), Maher and Richie and General Galvin. The members of this Committee are “independent” as required by applicable listing standards of the New York Stock Exchange. The report of the Audit Committee, as approved on April 5, 2007, is attached to this Proxy Statement as Appendix 1.

Director Nominating Committee. Members of the Nominating Committee are Messrs. Shafer (Chairman) and McPherson and Ms. Michel. The Nominating Committee met twice during the year ended December 31, 2006. Pursuant to its written charter adopted by the Board of Directors on March 18, 2004, the Nominating Committee identifies, evaluates, selects and nominates, or recommends for nomination, candidates for the Board. It also may set standards or qualifications for Directors. The Nominating Committee may consider candidates for the Board submitted by current Directors, the Manager, the Stockholders and other appropriate sources.

The Nominating Committee will consider candidates submitted by a Stockholder or group of Stockholders who have owned at least $10,000 of the Corporation’s outstanding Common Stock for at least one year at the time of submission and who timely provide specified information about the candidates and the nominating Stockholder or group. To be timely for consideration by the Nominating Committee, the submission, including all required information, must be submitted in writing to the attention of the Secretary at 100 Park Avenue, New York, NY 10017 not less than 120 days before the date of the proxy statement for the previous year’s annual meeting of Stockholders. The Nominating Committee will consider only one candidate submitted by such a Stockholder or group for nomination for election at an annual meeting of Stockholders. The Nominating Committee will not consider self-nominated candidates or candidates nominated by members of a candidate’s family, including such candidate’s spouse, children, parents, uncles, aunts, grandparents, nieces and nephews.

The Nominating Committee will consider and evaluate candidates submitted by the nominating Stockholder or group on the basis of the same criteria as those used to consider and evaluate candidates submitted from other sources. These criteria may include the candidate’s relevant knowledge, experience and expertise, the candidate’s ability to carry out his or her duties in the best interests of the Corporation and the candidate’s ability to qualify as a disinterested Director. The charter for the

Nominating Committee, which provides a detailed description of the criteria used by the Nominating Committee as well as information required to be provided by Stockholders submitting candidates for consideration by the Nominating Committee, is available at the Corporation’s website, www.tricontinental.com.

Procedures for Communications to the Board of Directors

The Board of Directors has adopted a process for Stockholders to send communications to the Board. To communicate with the Board of Directors or an individual Director, a Stockholder must send written communications to 100 Park Avenue, New York, NY 10017, addressed to the Board of Directors of Tri-Continental Corporation or the individual Director. All Stockholder communications received in accordance with this process will be forwarded to the Board of Directors or the individual Director. Each member of the Board of Directors is encouraged to attend the Corporation’s annual meeting of Stockholders. There were eight members of the Board of Directors in attendance at the Corporation’s 2006 Annual Meeting of Stockholders.

Executive Officers of the Corporation

Information with respect to Executive Officers, other than Messrs. Morris and Zino, is as follows:

Name (Age) and Position With the Corporation	Term of Office and Length of Time Served*	Principal Occupation During Past Five Years
John B. Cunningham (42) Vice President and Portfolio Manager	2004 to Date	Mr. Cunningham is a Managing Director and Chief Investment Officer of the Manager, a Vice President and Portfolio Manager of the Corporation, Seligman Common Stock Fund, Inc., and Seligman Income Growth Fund, Inc., Vice President and Co-Portfolio Manager of Seligman TargetHorizon ETF Portfolios, Inc., and Vice President of Seligman Portfolios, Inc. as well as Portfolio Manager of its Common Stock Portfolio. Prior to joining the Manager, beginning in 2001, he was a Managing Director and Senior Portfolio Manager of Salomon Brothers Asset Management (“SBAM”) and Group Head, SBAM’s Equity Team. Prior to 2001, he was a Director and Portfolio Manager of SBAM.

Name (Age) and Position With the Corporation	Term of Office and Length of Time Served*	Principal Occupation During Past Five Years
Charles W. Kadlec (61) Vice President	1996 to Date	Mr. Kadlec is a Director and Managing Director of the Manager and President of Seligman Advisors, Inc. and Seligman Services, Inc. He is also Vice President and Portfolio Manager of Seligman Time Horizon/Harvester Series, Inc. and President and Co-Portfolio Manager of Seligman TargetHorizon ETF Portfolios, Inc.

Eleanor T.M. Hoagland (55) Vice President and Chief Compliance Officer	2004 to Date	Ms. Hoagland is a Managing Director of the Manager and Vice President and Chief Compliance Officer for each of the investment companies of the Seligman Group of Funds. She was formerly a Managing Director, Partner and Chief Portfolio Strategist at AMT Capital Management from 1994 to 2000.

Lawrence P. Vogel (50) Vice President and Treasurer	VP: 1992 to Date; Treas: 2000 to Date	Mr. Vogel is Senior Vice President and Treasurer, Investment Companies, of the Manager, Vice President and Treasurer of each of the investment companies of the Seligman Group of Funds and Treasurer of SDC.

Thomas G. Rose (49) Vice President	2000 to Date	Mr. Rose is Managing Director, Chief Financial Officer, and Treasurer of the Manager, and Senior Vice President, Finance of Seligman Advisors, Inc. and SDC. He is a Vice President of each of the investment companies of the Seligman Group of Funds, Seligman International, Inc. and Seligman Services, Inc.

Frank J. Nasta (42) Secretary	1994 to Date	Mr. Nasta is a Director, Managing Director, General Counsel and Corporate Secretary of the Manager. He is Secretary of each of the investment companies of the Seligman Group of Funds. He is also Director and Corporate Secretary of Seligman Advisors, Inc. and Seligman Services, Inc., and Corporate Secretary of Seligman International, Inc. and SDC.

*	All officers are elected annually by the Board of Directors and serve until their successors are elected and qualify or their earlier resignation. The address of each of the foregoing officers is 100 Park Avenue, New York, New York 10017.

Remuneration of Directors and Officers

Directors of the Corporation who are not employees of the Manager or its affiliates each receive an annual retainer fee of $60,000, the amount of which is shared by the Corporation and the other investment companies in the Seligman Group of Funds. For the year ended December 31, 2006, the Corporation paid each Director a portion of an aggregate retainer fee in the amount (for each Director that served for a full year) of $17,061. In addition, such Directors are currently paid a total of $3,000 for each day on which they attend Board and/or Committee meetings ($1,500 for telephonic attendance at certain meetings), the amount of which is shared by the Corporation and the other investment companies of the Seligman Group of Funds meeting on the same day. The Directors are also reimbursed for the expenses of attending meetings. There were seven Directors who were not employees of the Manager or its affiliates at the beginning of 2006. Total Directors’ fees paid by the Corporation to the Directors listed below for the year ended December 31, 2006 were as follows:

Number of Directors in Group	Capacity in which Remuneration was Received	Aggregate Direct Remuneration
8	Directors and Members of Committees	$300,405

Director’s attendance, retainer and/or committee fees paid to each Director during 2006 were as follows:

Name	Aggregate Compensation From Corporation	Pension or Retirement Benefits Accrued as Part of Corporation Expenses	Total Compensation From Corporation and Seligman Group of Funds Complex*
John R. Galvin	$45,270	–0–	$113,222
Alice S. Ilchman**	29,582	–0–	69,848
John F. Maher***	702	–0–	2,283
Frank A. McPherson	43,770	–0–	111,722
Betsy S. Michel	45,270	–0–	113,222
Leroy C. Richie	45,270	–0–	113,222
Robert L. Shafer	45,270	–0–	113,222
James N. Whitson****	45,270	–0–	113,222

*	For the year ended December 31, 2006, there were twenty-four registered investment companies in the Seligman Group of Funds, including the Corporation.
**	Dr. Ilchman passed away on August 11, 2006.
***	Mr. Maher became a Director on December 18, 2006. Effective January 2007, Mr. Maher is deferring his fees.
****	Mr. Whitson had previously deferred compensation pursuant to the deferred compensation plan. Mr. Whitson no longer defers his current compensation; however, his accrued deferred compensation (including earnings/losses) with respect to the Corporation was $247,499. This amount was paid to Mr. Whitson in January 2006.

No compensation is paid by the Corporation or funds in the Seligman Group of Funds to Directors or officers of the Corporation or funds in the Seligman Group of Funds, as applicable, who are employees or officers of the Manager.

The Corporation’s Bylaws require each Director to be elected by the affirmative vote of the holders of a majority of the votes entitled to be cast in the election of a Director.

Your Board of Directors Unanimously Recommends that the Stockholders Vote FOR the Election of Each of the Nominees to Serve as Director of the Corporation.

B. Ratification of Selection of Auditors

(Proposal 2)

The Audit Committee of the Board of Directors has appointed, and the Board of Directors, including a majority of those members who are not “interested persons” of the Corporation (as defined in the 1940 Act), has selected Deloitte & Touche LLP as auditors of the Corporation for 2007. The firm of Deloitte & Touche LLP has extensive experience in investment company accounting and auditing.

Neither the Corporation’s Charter nor the Corporation’s Bylaws require that the Stockholders ratify the selection of Deloitte & Touche LLP as the Corporation’s independent auditors. The Board of Directors is submitting this matter to the Stockholders as a matter of good corporate practice. If the Stockholders do not ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain Deloitte & Touche LLP, but may retain such independent auditors. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may change the selection at any time during the year if they determine that such change would be in the best interests of the Corporation. It is intended that the persons named in the accompanying form of proxy will vote for Deloitte & Touche LLP. A representative of Deloitte & Touche LLP will be present at the Meeting and will have the opportunity to make a statement and respond to appropriate questions.

Deloitte & Touche LLP, in accordance with Independence Standards Board Standard No. 1, has confirmed to the Audit Committee that they are independent auditors with respect to the Corporation. Deloitte & Touche LLP has audited the annual financial statements of the Corporation and provided tax and other non-audit services to the Corporation. Deloitte & Touche LLP has also rendered non-audit services to the Manager, Seligman Advisors, Inc. (an affiliate of the Manager) and SDC, which is partially owned by the Corporation (together, the “Affiliated Service Providers”).

In making its recommendation, the Audit Committee considered whether the provision by the independent auditors to the Corporation of non-audit services to the Corporation or of professional services to the Affiliated Service Providers is compatible with maintaining the auditors’ independence and has discussed the auditors’ independence with them.

Principal Accountant Fees and Services

Aggregate fees billed to the Corporation for the last two fiscal years for professional services rendered by Deloitte & Touche LLP were as follows:

	2006	2005
AUDIT FEES	$65,080	$61,980
AUDIT-RELATED FEES	—	—
TAX FEES	2,500	2,350
ALL OTHER FEES	—	—

Audit fees include amounts related to the audit of the Corporation’s annual financial statements and services normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings. Tax fees include amounts related to tax compliance, tax planning, and tax advice.

Aggregate fees billed by Deloitte & Touche LLP for the last two fiscal years for non-audit services provided to the Affiliated Service Providers that provide ongoing services to the Corporation, where the engagement related directly to the operations and financial reporting of the Corporation, were as follows:

	2006	2005
AUDIT-RELATED FEES	$95,510	$80,560
TAX FEES	11,955	8,000
ALL OTHER FEES	—	—

Audit-related fees include amounts for attestation services for SDC. Tax fees include amounts related to tax compliance, tax planning, and tax advice for, and an evaluation of, certain tax reporting procedures of SDC.

The Audit Committee is required to preapprove audit and non-audit services performed for the Corporation by Deloitte & Touche LLP. The Audit Committee also is required to preapprove certain non-audit services performed for the Affiliated Service Providers that provide services directly related to the operations and financial reporting of the Corporation. The Audit Committee has delegated preapproval authority to Mr. James N. Whitson, the Audit Committee’s Chairman. Mr. Whitson will report any preapproval decisions to the Audit Committee at its next scheduled meeting. Notwithstanding the foregoing, under certain circumstances, preapproval of non-audit services of a de minimis amount is not required.

The aggregate fees billed for the most recent fiscal year and the preceding fiscal year by Deloitte & Touche LLP for non-audit services rendered to the Corporation and the Affiliated Service Providers that provided ongoing services to the Corporation were $109,965 and $90,910, respectively. All non-audit services discussed above were preapproved by the Audit Committee, which considered whether these services were compatible with maintaining Deloitte & Touche LLP’s independence.

The affirmative vote of a majority of the votes cast at the Meeting is required to ratify the selection of auditors.

Your Board of Directors Unanimously Recommends that the Stockholders Vote FOR the Ratification of the Selection of Deloitte & Touche LLP as Auditors of the Corporation.

C. Approval of a Distribution Policy

(Proposal 3)

The Corporation’s Board of Directors unanimously recommends that Stockholders approve a distribution policy (the “Distribution Policy”) providing that in each year the Corporation will distribute quarterly to holders of Common Stock a minimum amount per share equal to 2.75% of the net asset value attributable to a share of the Common Stock on the last business day of the preceding calendar quarter (or approximately 11% annually). For example, if the Distribution Policy had been in effect throughout the first quarter of 2007, a minimum distribution equal to 2.75% of the net asset value attributable to a share of Common Stock on the last business day of the prior quarter (i.e. $25.66 on December 29, 2006) of $0.7056 per share of Common Stock would have been declared and paid prior to the end of the first quarter. Actual distributions may be higher or lower and will be based on the net asset value as of the end of the calendar quarter preceding distributions under the Distribution Policy. Amounts distributed under the Distribution Policy would consist of distributions of income and either one or both of net realized capital gains and returns of capital (i.e., a repayment of a Stockholder’s investment). Persons who periodically receive distribution payments consisting of a return of capital may be under the impression that they are receiving net profits on their investment when they are not. Stockholders should read carefully any written disclosure provided pursuant to Section 19(a) and Rule 19a-1 of the 1940 Act, and should not assume that the source of any distributions from the Corporation under the proposed distribution policy is net profits of the Corporation.

Distributions will be subject to applicable law and the Board’s right to suspend, modify or terminate the Distribution Policy in the event the Board determines that such action would be in the best interests of the Corporation. No change is being proposed to the Corporation’s investment objective and the Board does not expect any change in the way the Corporation is managed as a result of the Distribution Policy. In the event the Distribution Policy is approved by Stockholders at the Meeting it is anticipated that the first quarterly distribution pursuant to the Distribution Policy would be declared promptly following approval by Stockholders and be equal to 2.75% of the net asset value attributable to a share of the Corporation’s Common Stock on March 31, 2007, assuming approval is obtained in the second quarter of 2007.

Purpose and Background of the Distribution Policy. The Corporation currently pays dividends quarterly on the Preferred Stock and on the Common Stock in amounts representing substantially all of the net investment income earned each year, and makes a distribution of net realized capital gains at least once a year to the extent such net realized capital gains are not offset by capital loss carryforwards. Pursuant to the proposed Distribution Policy, the Corporation would make distributions at a specified rate which is not dependent on the amount of its income earned or realized capital gains. The Board recognizes that many investors are willing to accept the potentially higher asset volatility of equity investments, but would prefer that a consistent level of distributions be available to them each quarter. Stockholders wishing to fully maintain their investments in the Corporation would be able to reinvest all of their distributions while other Stockholders would be able to take all or part of their distributions in cash. Furthermore, the Corporation’s Common Stock historically has traded at a discount to its NAV. In recent years, distribution policies, such as the Distribution Policy, appear to have been effectively used to narrow trading discounts for other closed-end funds, and the Board believes that the Distribution Policy could have a similar effect on the Corporation’s discount. Of course there can be no assurance that the Distribution Policy would reduce the Corporation’s discount or, if this does occur, that such reduction would persist over the long term.

Implementation of the Plan. If Proposal 3 is approved, the Distribution Policy, due to the restrictions of a provision of the Investment Company Act of 1940, as amended (“1940 Act”), will initially be a “level distribution policy” as opposed to a “managed distribution policy.” Section 19(b) of the 1940 Act limits an investment company’s ability to make multiple distributions of net realized long-term capital gains, which are generally subject to favorable tax treatment, subject to certain exceptions contained in Rule 19b-1 under the 1940 act. As a “level distribution policy,” the Corporation’s distribution rate under the Distribution Policy would be subject to those limits and the Corporation would therefore generally be able to distribute long-term capital gains only once or twice in any tax year. The Corporation would seek exemptive relief from the Securities and Exchange Commission (the “SEC”) from the provisions of Section 19(b) if Proposal 3 is approved. If the relief is granted, the Corporation would operate the Distribution Policy as a “managed distribution policy,” and, exempt from the limits of Section 19(b), the Corporation would be permitted to distribute net realized long-term capital gains as a part of its regular distributions under the Distribution Policy. Unless exemptive relief can be obtained, in general no more than two distributions per year made pursuant to the Distribution Policy would consist of net long-term capital gains.

Exemptive relief from the provisions of Section 19(b) is not assured. While the SEC has granted such relief in the past, it is generally believed that it has imposed a moratorium on granting this type of request for exemptive relief over concerns of inadequate disclosure to investors. While the Corporation believes that the SEC’s stance on granting this type of exemptive relief may change in the near future, there can be no assurance that the SEC staff will process such application by the Corporation for an exemptive order on a timely basis or ever, or that the SEC will grant the requested relief to the Corporation.

If the Distribution Policy is approved by Stockholders, the Corporation will begin making distributions to holders of Common Stock at an initial rate of 2.75% of the net asset value attributable the Corporation’s Common Stock on the last business day of the preceding calendar quarter (or approximately 11% per year). The Distribution Policy would be subject to applicable law and to immediate suspension, revision or termination at any time and for any reason without notice to Stockholders, if the Board determines that such action is in the best interests of the Corporation. In addition, distributions would be made only when, as and if authorized by the Board and declared by the Corporation and after paying dividends on the Preferred Stock and interest and required principal payments on borrowings, if any.

Advantages and Disadvantages of the Distribution Policy. In considering whether to approve the Manager’s recommendation that it approve the Distribution Policy and to recommend it to

Stockholders, the Board considered the various advantages and disadvantages of such a policy and the other considerations discussed herein.

The Board believes that the two principal advantages of the Distribution Policy are that it (i) would provide a regular, periodic cash distribution to the holders of Common Stock and (ii) may reduce the trading discount for the Corporation’s Common Stock. Distribution payments, however, would not necessarily represent “yield” on a Stockholder’s investment in the Corporation. Yield is generally a measure of the amount of net investment income, or earnings, that are distributed to a fund’s stockholders. To the extent distributions pursuant to the Distribution Policy are in excess of the Corporation’s net investment income and net realized capital gain, such excess amounts would be a return of capital. Returns of capital under the Distribution Policy are likely, particularly in down markets.

The Board also considered that while the Distribution Policy is expected to result in a narrowing of the market discount for the Common Stock, the policy is subject to modification, suspension or termination at any time by the Board if it determines that such action would be in the best interests of the Corporation. The suspension or termination of the Distribution Policy could, if the Common Stock was trading at or above NAV, result in the Common Stock trading at a discount or could result in the widening of an existing trading discount.

In addition, the Distribution Policy may adversely affect the Corporation’s expense ratio. If the Corporation’s total return is less than the annual distribution in a quarterly period, the Distribution Policy would have the effect of shrinking the assets of the Corporation and thus increasing the Corporation’s expense ratio (i.e., the Corporation’s fixed expenses would be spread over a smaller pool of assets). Such shrinkage would be reduced to the extent that stockholders elect to receive or reinvest their distributions in shares of Common Stock. Pending the outcome of the vote on Proposal 3 and a review of market conditions following such vote, the Board has suspended the Corporation’s stock repurchase program.

If the Distribution Policy is approved by Stockholders, the Board currently intends to authorize repurchases of Common Stock in the open market at times when the Common Stock is trading at a discount from net asset value of greater than 5%. The Board intends such repurchases to moderate the growth in the number of the Corporation’s outstanding shares of Common Stock resulting from Stockholders that receive all or part of the 2.75% quarterly distributions in shares of Common Stock rather than cash. The Corporation expects to make all repurchases in the open market in compliance with Rule 10b-18 under the Securities Exchange Act of 1934. In general, such rule limits the Corporation’s open-market purchases on a single day to 25% of the average daily trading volume of the

Common Stock during the four calendar weeks preceding such day. The Board will continue to monitor the Corporation’s repurchases of its Common Stock, and to review its repurchase policy on at least an annual basis.

In addition, the Corporation believes that some of its various plans will require revision or elimination due to an expected condition in its proposed application for exemptive relief pursuant to Section 19(b) of the 1940 Act. Stockholders will continue to be able to reinvest dividends and gains distributions from the Corporation in additional shares of Common Stock. However, the Corporation does not expect to be able to continue to offer stockholders the ability to purchase shares of Common Stock from the Corporation for cash (including pursuant to the automatic check service) or with dividends received by stockholders from other corporations. The Corporation may also suspend the systematic withdrawal plan. The Corporation may seek to make similar services available to Stockholders through an independent plan agent. These changes may increase costs to Stockholders that participate in such plans as they may pay higher fees and expenses to their brokers or an independent plan agent for effecting purchases and sales of Common Stock than they currently pay pursuant to the various plans.

The Board noted that a distribution which contains a return of capital would require Stockholders to adjust their cost basis by the amount of return of the capital so that when they sell their shares, their cost basis will be lower. This would add to the record keeping requirements of Stockholders. Stockholders who hold their stock in non-taxable accounts such as IRAs would not need to make any adjustments to the cost basis of their shares owned in the non-taxable account.

The Distribution Policy could also have adverse tax effects if the Corporation has a net capital loss in any taxable year. To the extent that such capital loss carryover is applied against future year capital gains, the Corporation would not have net capital gain in that future year and therefore would not be permitted to make distributions that qualify as capital gain dividends. The Corporation would, however, continue to have earnings and profits in the future year in respect of its offset capital gains. If such earnings and profits are distributed (by reason of the Distribution Policy requiring distributions in excess of the Corporation’s earnings on its assets), then Stockholders would recognize ordinary dividend income rather than capital gain dividends. In addition, the Corporation will forego the ability to utilize the amount of capital loss carryover applied against such capital gains in future years.

Effect on Corporation’s Operations. The Corporation’s investment objective has been to produce future growth of both capital and income while providing reasonable current income and the

Board is not proposing any change to the Corporation’s investment objective. The Corporation does not expect to change the makeup of the portfolio based on the distribution payment under the Distribution Policy. The Corporation may carry a slightly higher cash balance from time to time in order to fund the distribution payments. If the Corporation carries higher cash balances during rising equity markets, the Corporation’s performance may be negatively affected relative to other equity funds. Conversely, carrying higher cash balances during declining equity markets may positively affect the Corporation’s performance.

Additional Considerations by the Board. The Manager and the Board have considered the possibility of implementing a policy such as the Distribution Policy from time to time over a period of many years. Long-time Stockholders may recall a detailed discussion of the reasons the Board decided not to implement such a policy in the Corporation’s 1997 annual report. The Board recently reviewed a recommendation from the Manager that a distribution policy be implemented, although the Manager did not request that the Board take action on the recommendation at that time. The Manager pointed out that a number of changes in the market have taken place since 1997 such that it believed that most of the reasons set forth in the 1997 annual report were no longer valid, and that those reasons that continued to be valid were offset by the potential benefits of a distribution policy for the Corporation. The Manager also noted that certain significant Stockholders of the Corporation, including Stockholders that had engaged in costly proxy contests with the Corporation in 2006, had indicated that they were strongly supportive of the implementation of a distribution policy, such as the Distribution Policy, because they believed that it would result in a significant reduction in the market discount at which the shares of Common Stock trade. The Manager also believed that it was likely that other significant Stockholders and potential significant Stockholders have similar views. The Board found the Manager’s analysis of the case in favor of a distribution policy to be persuasive.

The reasons for not implementing a distribution policy in the 1997 annual report are discussed below, along with the Manager’s explanations as to why most of those reasons are no longer valid.

•

Under the Distribution Policy, the Manager could be forced to sell securities in a declining market to raise cash to meet the minimum payment. While it is true that the Corporation may be required to sell portfolio securities in a declining market to raise cash, the Manager noted that, for example, in 2001 and 2002, when the market was generally declining, the Corporation was able to sell securities to raise the cash necessary to repurchase approximately 6% and 7%, respectively, of the shares outstanding pursuant to the Corporation’s share repurchase program without disrupting the management of the portfolio.

•

Under certain circumstances, a portion of the Corporation’s capital would be needed to meet the annual minimum payout. This return of capital would erode the Corporation’s net assets. While it is true that the Distribution Policy may involve the return of capital, the Manager noted that the Corporation’s existing share repurchase program effected through open market purchases of the Corporation’s Common Stock for up to 5% of shares outstanding, effectively reduces the Corporation’s capital each year. The implementation of a distribution policy, together with the suspension of the stock repurchase program, may reduce the current erosion of the Corporation’s net assets.

•

A minimum payout could lead potential investors to think of the Corporation as an income fund, which it is not. Level or minimum payouts are now a feature of a large number of closed-end funds with a wide variety of investment objectives. In 2006 there were 11 initial public offerings for closed-end funds that invested primarily in equity and equity-related securities, of which six offered some form of level or minimum distributions. Each of the six funds disclosed that to the extent the fund’s total distributions exceed net investment income and net realized capital gains, the excess would be treated as a return of capital. Since the beginning of the year through March 31, 2007, all nine new closed-end funds that invest primarily in equity and equity-related securities that have completed initial public offerings offer some form of level or minimum distributions.

•

A minimum payout might have to be suspended during a long-term market decline, which likely would be the very moment Stockholders were relying the most on a minimum distribution. This risk remains. During the severe and sustained market decline ending in March 2003, many closed-end funds with managed distributions maintained their distributions by returning capital, in some cases in the face of negative tax consequences for their stockholders. In such a case, the Board may choose to suspend the distributions even though this could be the very moment Stockholders were relying the most on the minimum distributions.

•

A further issue which the Board needs to evaluate is the extent to which a minimum payout might compromise the investment process influencing – if only subtly – the Portfolio Manager’s investment decisions. The Manager believes that a minimum payout is consistent with the Corporation’s investment objective of long-term growth of capital and income with reasonable current income. In addition, the Corporation’s experience with the stock repurchase plan and, when appropriate, the willingness to include a return of capital as part of a minimum distribution, suggest that a minimum payout, in and of itself, should not influence the Portfolio Manager’s investment decisions.

Agreement with Certain Stockholders. Subsequent to the meeting of the Board referred to above, the Corporation entered into confidential discussions with a major Stockholder concerning various matters. On April 6, 2007 the Corporation announced that it had entered into an agreement with a group of Stockholders including Western Investment LLC (the “Group”) pursuant to which it agreed to submit the Distribution Policy for approval by Stockholders at the Meeting and that the Board would recommend that Stockholders approve the proposal. In the agreement, the Group agreed that its members would cast their votes at the Meeting in accordance with the Board’s recommendations and that members of the Group would withdraw their nominees for election to the Board and a Stockholder proposal effectively recommending that the Board not permit the Manager to continue as the Corporation’s investment manager. The Group also agreed to refrain from acquiring further shares of the Corporation for one year and that the Group would not initiate a proxy contest, make Stockholder proposals or engage in certain other activities that might affect the control of the Corporation over the next year. These agreements by the Group are effectively conditioned on the approval of the Distribution Policy by Stockholders and distribution by the Corporation of at least 2.75% of the net asset value attributable to a share of the Common Stock at the end of the preceding calendar quarter in accordance with the Distribution Policy for effectively one year and three such distributions being made in 2007, subject to certain conditions. The Board believes that the agreement was in the best interests of the Corporation, would enable Stockholders to decide whether or not they wished the Distribution Policy to be implemented and would avoid the costs, distractions and disruptions of a proxy fight with the Group and with potential litigation.

Conclusion and Recommendation of the Board. Based on its review of the various factors discussed above, the Board determined that implementation of the Distribution Policy is in the Corporation’s best interests and recommends it to Stockholders.

Vote Required. The approval of the Corporation’s Stockholders is not required for the Corporation to adopt and implement the Distribution Policy. However, the Board has elected to seek the approval of the Stockholders in light of the importance of the policy and the potential disadvantages of the Distribution Policy to certain of the Corporation’s Stockholders. Proposal 3 will be approved, and the Distribution Policy will be implemented, if more votes are cast in favor of the Proposal than against it at the Meeting. If Stockholders do not approve Proposal 3, the Corporation does not currently intend to implement the Distribution Policy and the Board will consider whether it would be appropriate to take other actions.

Your Board of Directors Unanimously Recommends that the Stockholders Vote FOR the Approval of the Distribution Policy.

D. Other Matters

The Corporation knows of no other matters which are to be brought before the Meeting. However, if any other matters come before the Meeting, it is intended that the persons named in the enclosed form of Proxy, or their substitutes, will vote in accordance with their discretion on such matters.

Notice is hereby given that, under the Securities Exchange Act’s stockholder proposal rule (Rule 14a-8), any Stockholder proposal that may properly be included in the Proxy solicitation material for the next Annual Meeting must be received by the Corporation no later than December 14, 2007. Timely notice of Stockholder proposals submitted outside of the Rule 14a-8 process must be received by the Corporation no earlier than November 14, 2007 and no later than 5:00 P.M., Eastern time, December 14, 2007, to be eligible for presentation at the 2008 Annual Meeting. The Corporation’s Bylaws require that certain information must be provided by the Stockholder to the Corporation when notice of a nominee or proposal is submitted to the Corporation.

E. Expenses

The Corporation will bear the cost of soliciting Proxies. In addition to the use of the mails, Proxies may be solicited personally or via facsimile, telephone or the Internet by Directors, officers and employees of the Corporation, the Manager, Seligman Advisors, Inc., Seligman Services, Inc. and SDC, and the Corporation may reimburse persons holding shares in their names or names of their nominees for their expenses in sending solicitation material to their beneficial owners. The Corporation has engaged Georgeson Inc., 17 State St., New York, NY 10004 to assist in soliciting for a fee of up to $37,500 plus expenses.

By order of the Board of Directors,

Secretary

It is important that your shares be voted promptly. All Stockholders, including those who expect to attend the Meeting, are urged to authorize their proxy as soon as possible by accessing the Internet site listed on the enclosed Proxy Card, by calling the toll-free number listed on the enclosed Proxy Card, or by mailing the enclosed Proxy Card in the enclosed return envelope, which requires no postage if mailed in the United States. To enter the Meeting you will need to present proof of record ownership of Tri-Continental Corporation stock or, if your shares are held in street name, a proxy from the record holder.

APPENDIX 1

TRI-CONTINENTAL CORPORATION

(the “Fund”)

AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to a written charter that was last amended by the Fund’s Board of Directors on March 17, 2005. The purposes of the Audit Committee are 1) to assist the Board of Directors in its oversight of (i) the integrity of the Fund’s financial statements; (ii) the Fund’s compliance with legal and regulatory requirements; and (iii) the independent auditors’ independence, qualifications and performance; and 2) to prepare this report. Management of the Fund is responsible for the preparation, presentation and integrity of the Fund’s financial statements, the Fund’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Fund’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors of the Fund. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee has also considered whether the provision of any non-audit services not pre-approved by the Audit Committee provided by the Fund’s independent auditors to the Adviser or Manager and to any entity controlling, controlled by or under common control with the Adviser or Manager that provides ongoing services to the Fund is compatible with maintaining the auditors’ independence. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the auditors the auditors’ independence.

The members of the Audit Committee are not full-time employees of the Fund and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure

1-i

that the audit of the Fund’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Fund’s auditors are in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee recommended to the Board of Directors of the Fund that the audited financial statements of the Fund be included in the Fund’s annual report to Stockholders for the most recent fiscal period.

SUBMITTED BY THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

John R. Galvin

John F. Maher

Leroy C. Richie

James N. Whitson

As approved on April 5, 2007.

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Managed by

J. & W. SELIGMAN & CO.

INCORPORATED

INVESTMENT MANAGERS AND ADVISORS

ESTABLISHED 1864

100 Park Avenue, New York, NY 10017

Notice of Annual Meeting of Stockholders and Proxy Statement

Time:	May 30, 2007 9:30 A.M.

Place:	Offices of Venable LLP

2 Hopkins Plaza, 18th Floor

Baltimore, Maryland 21201

Please authorize your proxy by telephone, by the Internet, or by mailing the enclosed Proxy Card in the enclosed return envelope which requires no postage if mailed in the United States.

YOUR VOTE IS IMPORTANT

Please complete, date, sign and mail your proxy card in the

envelope provided as soon as possible.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

PROXY	TRI-CONTINENTAL CORPORATION	COMMON
	100 Park Avenue, New York, NY 10017	STOCK

The undersigned stockholder of TRI-CONTINENTAL CORPORATION, a Maryland corporation (the “Corporation”), hereby revokes any previous proxies, acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the Annual Meeting of Stockholders (the “Meeting”) of the Corporation to be held at 9:30 a.m., local time, on May 30, 2007, at the offices of Venable LLP, 2 Hopkins Plaza, 18th Floor, Baltimore, Maryland 21201, and appoints WILLIAM C. MORRIS, FRANK J. NASTA and PAUL B. GOUCHER (or any of them) as proxies for the undersigned, with full power of substitution in each of them, to attend the Meeting (and any adjournments or postponements thereof) and to cast on behalf of the undersigned all the votes the undersigned is entitled to cast at the Meeting (and any adjournments or postponements thereof) and otherwise represent the undersigned at the Meeting (and any adjournments or postponements thereof) with all the powers possessed by the undersigned if personally present at the Meeting (and any adjournments or postponements thereof).

The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast FOR each of the nominees of the Board of Directors, FOR Proposal 2 and FOR Proposal 3. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Meeting (and any adjournment or postponement thereof), including, but not limited to, proposing and/or voting on adjournment or postponement of the Meeting with respect to one or more matters, including, but not limited to, in the event that sufficient votes in favor of any Board proposal are not received. THE SOLICITATION OF THIS PROXY IS MADE ON BEHALF OF THE BOARD OF DIRECTORS. YOUR VOTE IS IMPORTANT. Complete, sign on reverse side and return this card as soon as possible. Mark each vote with an X in the box.

(Continued and to be signed on the reverse side)

THERE ARE THREE WAYS TO AUTHORIZE THE PROXIES

TO CAST YOUR VOTES

TELEPHONE	INTERNET	MAIL

This method is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-877-816-0833, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your instruction card ready, then follow the prerecorded instructions. Your instructions will be confirmed and votes cast as you direct. This method is available until 12:00 midnight New York City time on May 29, 2007.

This method may also be available by telephone through the Corporation’s proxy solicitor.

	Visit the Internet website at http://proxy.georgeson.com. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. This method is available until 12:00 midnight New York City time on May 29, 2007.	Simply complete, sign and date your proxy card and return it in the postage-paid envelope. If you are using telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER	CONTROL NUMBER

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Board of Directors recommends that you vote FOR all nominees, FOR Proposal 2 and FOR Proposal 3, each as more fully described in the accompanying Proxy Statement.

Your Board Recommends
1. To elect three Directors, each to hold office until the 2010 Annual Meeting of Stockholders and until their successors are elected and qualify.	FOR	WITHHOLD

	all nominees	all nominees
NOMINEES: Frank A. McPherson, Leroy C. Richie and John F. Maher	☐	☐

Instruction: To withhold authority to vote for one or more individual nominees, write the name(s) of such person(s) below:

Your Board Recommends
2. To ratify the selection of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Your Board Recommends
3. To implement the Distribution Policy.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To vote and otherwise represent the undersigned on any other matter that may properly come before the Meeting (and any adjournment or postponement thereof), including proposing and/or voting on adjournment or postponement of the Meeting with respect to one or more matters (including, but not limited to, in the event that sufficient votes in favor of any Board proposal are not received), in the discretion of the Proxy holder.

PLEASE SIGN AND RETURN IMMEDIATELY

Please sign exactly as your name(s) appear(s) on this Proxy, and date it. When shares are held jointly, each holder should sign. When signing in a representative capacity, please give title.

DATED:             , 2007

Signature

Additional Signature (if held jointly)

YOUR VOTE IS IMPORTANT

Please complete, date, sign and mail your proxy card in the

envelope provided as soon as possible.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

PROXY	TRI-CONTINENTAL CORPORATION	PREFERRED
	100 Park Avenue, New York, NY 10017	STOCK

The undersigned stockholder of TRI-CONTINENTAL CORPORATION, a Maryland corporation (the “Corporation”) hereby revokes any previous proxies, acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the Annual Meeting of Stockholders (the “Meeting”) of the Corporation, to be held at 9:30 a.m., local time, on May 30, 2007, at the offices of Venable LLP, 2 Hopkins Plaza, 18th Floor, Baltimore, Maryland 21201, and appoints WILLIAM C. MORRIS, FRANK J. NASTA and PAUL B. GOUCHER (or any of them) as proxies for the undersigned, with full power of substitution in each of them, to attend the Meeting (and any adjournments or postponements thereof), and to cast on behalf of the undersigned all the votes the undersigned is entitled to cast at the Meeting (and any adjournments or postponements thereof) and otherwise represent the undersigned at the Meeting (and any adjournments or postponements thereof) with all the powers possessed by the undersigned if personally present at the Meeting (and any adjournments or postponements thereof).

The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast FOR each of the nominees of the Board of Directors, FOR Proposal 2 and FOR Proposal 3. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Meeting (and any adjournment or postponement thereof), including, but not limited to, proposing and/or voting on adjournment or postponement of the Meeting with respect to one or more matters, including, but not limited to, in the event that sufficient votes in favor of any Board proposal are not received. THE SOLICITATION OF THIS PROXY IS MADE ON BEHALF OF THE BOARD OF DIRECTORS. YOUR VOTE IS IMPORTANT. Complete, sign on reverse side and return this card as soon as possible. Mark each vote with an X in the box.

(Continued and to be signed on the reverse side)

THERE ARE THREE WAYS TO AUTHORIZE THE PROXIES

TO CAST YOUR VOTES

TELEPHONE	INTERNET	MAIL

This method is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-877-816-0833, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your instruction card ready, then follow the prerecorded instructions. Your instructions will be confirmed and votes cast as you direct. This method is available until 12:00 midnight New York City time on May 29, 2007.

This method may also be available by telephone through the Corporation’s proxy solicitor.

	Visit the Internet website at http://proxy.georgeson.com. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. This method is available until 12:00 midnight New York City time on May 29, 2007.	Simply complete, sign and date your proxy card and return it in the postage-paid envelope. If you are using telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER	CONTROL NUMBER

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Board of Directors recommends that you vote FOR all nominees, FOR Proposal 2 and FOR Proposal 3, each as more fully described in the accompanying Proxy Statement.

Your Board Recommends
1. To elect three Directors, each to hold office until the 2010 Annual Meeting of Stockholders and until their successors are elected and qualify.	FOR	WITHHOLD

	all nominees	all nominees
NOMINEES: Frank A. McPherson, Leroy C. Richie and John F. Maher	☐	☐

Instruction: To withhold authority to vote for one or more individual nominees, write the name(s) of such person(s) below:

Your Board Recommends
2. To ratify the selection of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Your Board Recommends
3. To implement the Distribution Policy.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To vote and otherwise represent the undersigned on any other matter that may properly come before the Meeting (and any adjournment or postponement thereof), including proposing and/or voting on adjournment or postponement of the Meeting with respect to one or more matters (including, but not limited to, in the event that sufficient votes in favor of any Board proposal are not received), in the discretion of the Proxy holder.

PLEASE SIGN AND RETURN IMMEDIATELY

Please sign exactly as your name(s) appear(s) on this Proxy and date it. When shares are held jointly, each holder should sign. When signing in a representative capacity, please give title.

DATED:                                         , 2007

Signature

Additional Signature (if held jointly)